Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                   Ron Albrecht, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2010

Strong Fourth Quarter Propels Company to Second Consecutive Year of Profitability

Cash Flow from Operations up 6% to $5.6 Million in FY 2010

Exton, Pa — December 8, 2010 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced financial results for the fourth quarter and year ended September 30, 2010.

For the fourth quarter of 2010, the Company reported earnings of $1.3 million, or $0.07 per diluted share, a significant improvement from fourth quarter 2009 earnings of $585,000, or $0.03 per diluted share.  For the fourth quarter of 2010, revenues were $7.5 million, down slightly from $7.9 million in the comparable year ago quarter.   For the quarter, the Company also reported a 63.4 percent gross profit margin, which is up significantly compared to recent periods, while also generating $2.9 million in cash flow from operations.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. said, “Our results in the fourth quarter were consistent with our third quarter, as anticipated, and completed a strong second half of the year in which revenues were up over 50% and net income was up almost $5 million compared to the first half of the year.   As a result, despite challenging industry conditions, we achieved our goals of profitability and positive cash flow for the year.  We are entering our new year with increased product functionality and more extensive relationships in each of our commercial air transport, general aviation and military markets, which serve as a strong foundation from which to capitalize on an emerging recovery in the overall aviation industry. “

At September 30, 2010, the company had $40.9 million of cash on hand, which is up over $5 million from September 30, 2009, while having no long term debt.  Released backlog was $32.3 million at the end of fiscal 2010. Backlog does not include all of the revenue opportunity inherent in many of the company’s contracts with customers.

For the year, the Company reported net income of $748,000, or $0.04 per diluted share, on revenues of $25.3 million.   Earnings were driven by a 54.4 percent gross margin, an increase from the 51.3 percent gross margin recorded in fiscal 2009.  For the year, cash flow from operations was $5.6 million, a 6% increase from $5.3 million in fiscal 2009.  Net income was $5.0 million, or $0.30 per diluted share, on revenues of $36.7 million in the fiscal year ended September 30, 2009.

Mr. Hedrick, concluded, “Our ability to move seamlessly between the military, commercial air transport and general aviation markets has enabled us to remain profitable despite the severe recession experienced by our end markets.  After a weak start to the year, we have stabilized our business for the short-term, while continuing to invest in our products and organization to capitalize on our industry’s strong long-term growth prospects.  The widespread adoption of Flat Panel Display technology clearly indicates that aircraft operators see the value of improved cockpit performance, and we have been adding new functionality to our products to maintain our leading industry position and open new markets.  Recent economic weakness has delayed new orders, as well as shipments from our existing backlog, throughout this past year.  However, as the economy recovers and air travel rebounds, operators will find it increasingly attractive to install upgrades that improve the safety, reliability and efficiency of their aircraft.  This should create opportunity for us to strengthen our market position.”

Business Outlook

For the fiscal year ending September 30, 2011, the Company expects revenue and earnings will improve although the markets remain uncertain.

Conference Call

The Company will be hosting a conference December 9, 2010 at 10:00 AM local time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-487-0361. The conference ID# is 8838002. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) design, manufactures, and markets flight information computers, electronic displays, and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation (RVSM), airspeed, and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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TABLES FOLLOW:

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2010	2009	2010	2009

Sales	$7,463,311	$7,933,778	25,257,323	36,734,150

Cost of Sales	2,729,950	3,802,153	11,520,029	17,895,984

Gross Profit	4,733,361	4,131,625	13,737,294	18,838,166

Operating expenses:
Research and development	1,389,958	1,134,422	5,234,240	5,313,007
Selling, general and administrative	2,133,711	2,175,548	8,099,587	8,647,506
Total operating expenses	3,523,669	3,309,970	13,333,827	13,960,513

Operating (loss) income	1,209,692	821,655	403,467	4,877,653

Interest income	68,397	37,134	188,171	398,041
Interest expense	(516)	(7,763)	(2,356)	(82,276)
Other income	—	26	50,000	50,099

(Loss) income before income taxes	1,277,573	851,052	639,282	5,243,517

Income tax (benefit) expense	26,291	265,618	(109,094)	234,856

Net (loss) income	$1,251,282	$585,434	$748,376	$5,008,661

Net (loss) income per Common Share
Basic	$0.07	$0.03	$0.04	$0.30
Diluted	$0.07	$0.03	$0.04	$0.30

Weighted Average Shares Outstanding
Basic	16,767,418	16,745,379	16,751,528	16,745,379
Diluted	16,783,616	16,748,168	16,777,886	16,760,500

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	September 30,	September 30,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$40,916,346	$35,565,694
Accounts receivable, net	2,529,976	6,188,706
Inventories	4,656,392	5,306,985
Deferred income taxes	522,352	503,993
Prepaid expenses and other current assets	982,768	1,227,413

Total current assets	49,607,834	48,792,791

Property and equipment, net	7,761,538	8,343,701

Other assets	221,150	399,520

Total Assets	$57,590,522	$57,536,012

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	543,877	1,207,990
Accrued expenses	2,585,060	2,785,560
Deferred revenue	157,933	164,856

Total current liabilities	3,296,778	4,168,314

Long-term portion of capitalized lease obligations	15,560	26,991
Deferred revenue	8,688	60,792
Deferred income taxes	649,929	642,651
Other liabilities	151,530	238,522

Total Liabilities	4,122,485	5,137,270

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at September 30, 2010 and 2009	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,244,701 and 18,206,839 issued at September 30, 2010 and 2009, respectively	18,245	18,207

Additional paid-in capital	46,831,646	46,462,135
Retained earnings	25,909,652	25,161,276
Treasury stock, at cost, 1,482,510 and 1,470,510 shares at September 30, 2010 and 2009, respectively	(19,291,506)	(19,242,876)

Total Shareholders’ Equity	53,468,037	52,398,742

Total Liabilities and Shareholders’ Equity	$57,590,522	$57,536,012